Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2018 FOURTH-QUARTER AND FULL-YEAR FINANCIAL RESULTS; PROVIDES GUIDANCE FOR FISCAL 2019

Philadelphia, PA — August 28, 2018 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2018 fourth quarter and full year ended June 30, 2018.

“For both the fiscal 2018 fourth quarter and full year, our revenue and adjusted net income solidly improved over last year, and our overall financial performance was within our full-year guidance,” said Tim Crew, chief executive officer of Lannett.  “Operationally, in the second half of fiscal 2018, we completed several transactions acquiring more than 25 market-ready or near-market-ready product lines that have added to our pipeline and in-licensing several more.  In addition, we implemented a restructuring plan at our Cody Laboratories subsidiary and began the consolidation of our product distribution function.  Importantly, we improved the pace of new product launches and these products were well received by our customers.

“As we announced last week, the company was informed that its contract with Jerome Stevens Pharmaceuticals (JSP) will not be renewed upon its expiration on March 23, 2019.  The company has been assured of a continuous supply of the products covered under the agreement through March of next year, and we expect these products to significantly contribute to our financial performance in fiscal 2019.

“Our overarching goal is to fortify our business as we build for the future, while also preparing for the impact of the eventual expiration of the JSP contract.  The eight products we have launched since January 1st of this year are expected to contribute more than $50 million to revenues in the current fiscal year.  Given our large pool of approved but not yet launched products and filed drug product applications awaiting approval at the FDA, our goal is to continue this recent rate of launching products.  Moreover, we will implement a number of new cost reduction initiatives, which we estimate will generate substantial cost savings in fiscal 2019.

“To summarize, our path forward is clear and includes launching products already under our control, increasing our product offering through strategic relationships and product development, and lowering our costs.  We believe we are making progress on all of these fronts.”

For the fiscal 2018 fourth quarter, on a GAAP basis, net sales were $170.9 million compared with $139.1 million for the fourth quarter of fiscal 2017.  Gross profit was $66.5 million, or 39% of total net sales, compared with $58.9 million, or 42% of total net sales.  Research and development (R&D) expenses were $8.3 million compared with $11.4 million for the fiscal 2017 fourth quarter.  Selling, general and administrative (SG&A) expenses increased to $20.6 million from $16.5 million.  Restructuring expenses were $4.1 million compared with $1.8 million.  During the fiscal 2018 fourth quarter, the company recorded $25.0 million of asset impairment charges, primarily related to restructuring of the company’s Cody Laboratories subsidiary.  Operating income was $8.6 million compared with $28.8 million.  Interest expense was $21.2 million compared with $20.7 million for the fourth quarter of fiscal 2017.  The company recorded an income tax benefit of $0.9 million versus income tax expense of $3.1 million in the prior-year period.  Net loss attributable to Lannett was $11.4 million, or $0.30 per share, versus net income attributable to Lannett of $5.7 million, or $0.15 per diluted share, for the fiscal 2017 fourth quarter.

For the fiscal 2018 fourth quarter reported on a Non-GAAP basis, adjusted net sales were $170.9 million compared with $139.1 million for the fourth quarter of fiscal 2017.  Adjusted gross profit was $76.0 million, or 44% of adjusted net sales, compared with $68.0 million, or 49% of adjusted net sales, for the prior-year fourth quarter.  Adjusted R&D expenses were $8.3 million compared with $11.4 million.  Adjusted SG&A expenses were $17.4 million compared with $16.2 million.  Adjusted operating income was $50.3 million compared with $40.4 million for the prior-year fourth quarter.  Adjusted interest expense was $16.6 million compared with $16.0 million for the fourth quarter of fiscal 2017.  Adjusted income tax expense was $9.6 million compared with $10.0 million in the prior-year period.  Adjusted net income attributable to Lannett increased to $24.5 million, or $0.64 per diluted share, from $15.1 million, or $0.40 per diluted share, for the fiscal 2017 fourth quarter.

For the fiscal 2018 full year, on a GAAP basis, net sales were $684.6 million compared with $637.3 million for fiscal 2017.  During fiscal 2017, the company recorded a $4.0 million adjustment to a settlement agreement with one of its customers, which resulted in total net sales for the prior year of $633.3 million.  Gross profit was $288.7 million, or 42% of total net sales, compared with $301.2 million, or 48% of total net sales, for fiscal 2017.  R&D expenses were $29.2 million compared with $42.1 million.  SG&A expenses were $82.2 million compared with $73.5 million.  Restructuring expenses were $7.1 million compared with $7.2 million.  In the current year, the company recorded a loss on sale of intangible asset of $15.5 million and asset impairment charges of $25.0 million.  In the prior year, the company recorded acquisition and integration-related expenses of $4.0 million and asset impairment charges of $88.1 million.  Operating income was $129.7 million compared with $86.4 million.  Interest expense was $85.6 million compared with $89.4 million for fiscal 2017.  The company recorded an income tax expense of $22.4 million compared with $1.1 million in the prior year.  Net income attributable to Lannett was $28.7 million, or $0.75 per diluted share, versus net loss attributable to Lannett of $0.6 million, or $0.02 per share, for fiscal 2017.

For the fiscal 2018 full year reported on a Non-GAAP basis, adjusted net sales were $684.6 million compared with $637.3 million for fiscal 2017.  Adjusted gross profit was $326.2 million, or 48% of adjusted net sales, compared with $343.7 million, or 54% of adjusted net sales, for the prior year.  Adjusted R&D expenses were $29.2 million compared with $42.1 million.  Adjusted SG&A expenses were $71.0 million compared with $71.3 million.  Adjusted operating income was $226.0 million compared with $230.3 million for the prior year.  Adjusted interest expense declined to $65.4 million from $68.7 million for fiscal 2017.  Adjusted income tax expense was $45.8 million compared with $57.2 million in the prior-year period.  Adjusted net income attributable to Lannett increased to $118.2 million, or $3.10 per diluted share, compared with $107.9 million, or $2.86 per diluted share, for fiscal 2017.

Guidance for Fiscal 2019

Based on its current outlook, the company provided financial guidance for the 2019 fiscal year, as follows:

	GAAP	Adjusted
Net sales	$580 million to $610 million	$580 million to $610 million
Gross margin %	38% to 39%	44% to 45%
R&D expense	$28 million to $32 million	$28 million to $32 million
SG&A expense	$63 million to $66 million	$63 million to $66 million
Integration and restructuring related expense	$7 million to $8 million	$ —
Interest expense	$81 million to $83 million	$63 million to $65 million
Effective tax rate	22% to 23%	22% to 23%
Capital expenditures	$30 million to $35 million	$30 million to $35 million

As previously announced, the company will perform an analysis to determine the potential for impairment of its goodwill and certain long-lived assets as a result of the nonrenewal of the JSP agreement in the first quarter of fiscal 2019. The company believes that the impairment assessment will likely result in a material impairment of its goodwill, which is not included in the company’s GAAP guidance above because at this time the company cannot estimate the amount or a reasonable range of amounts of such impairment. Any impairment would result in a noncash charge to GAAP earnings in the first quarter of fiscal 2019; any such charge will not affect the 2019 Non-GAAP guidance amounts.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2018 fourth quarter and full year ended June 30, 2018.  The conference call will be available to interested parties by dialing 866-436-9172 from the U.S. or Canada, or 630-691-2760 from international locations, passcode 47462189.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the impact of the non-renewal of the distribution agreement with Jerome Stevens Pharmaceuticals, successfully launching and commercializing recently acquired and previously approved products, realizing enhanced efficiencies, successfully consummating transactions with new and existing alliance partners and successfully launching commercializing products included therein, and achieving the financial metrics stated in the company’s guidance for fiscal 2019, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$98,586	$117,737
Investment securities	—	27,091
Accounts receivable, net	252,651	204,066
Inventories	141,635	122,604
Prepaid income taxes	15,159	16,703
Assets held for sale	13,976	—
Other current assets	4,863	6,592
Total current assets	526,870	494,793
Property, plant and equipment, net	233,247	243,148
Intangible assets, net	424,425	453,861
Goodwill	339,566	339,566
Deferred tax assets	22,063	52,753
Other assets	29,133	19,191
TOTAL ASSETS	$1,575,304	$1,603,312

LIABILITIES
Current liabilities:
Accounts payable	$56,767	$44,720
Accrued expenses	7,425	12,499
Accrued payroll and payroll-related expenses	7,819	4,833
Rebates payable	49,400	44,593
Royalties payable	5,955	3,015
Restructuring liability	6,706	5,431
Settlement liability	—	17,000
Short-term borrowings and current portion of long-term debt	66,845	60,117
Total current liabilities	200,917	192,208
Long-term debt, net	772,425	843,530
Other liabilities	3,047	6,452
TOTAL LIABILITIES	976,389	1,042,190
Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 38,256,839 and 37,528,450 shares issued; 37,380,517 and 36,919,296 shares outstanding at June 30, 2018 and June 30, 2017, respectively)	38	37
Additional paid-in capital	306,817	292,780
Retained earnings	306,464	277,774
Accumulated other comprehensive loss	(515)	(222)
Treasury stock (876,322 and 609,154 shares at June 30, 2018 and June 30, 2017, respectively)	(13,889)	(9,247)
Total Lannett Company, Inc. stockholders’ equity	598,915	561,122
Noncontrolling interest	—	—
Total stockholders’ equity	598,915	561,122
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,575,304	$1,603,312

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	(UNAUDITED)
	Three months ended		Twelve months ended
	June 30,		June 30,
	2018	2017	2018	2017

Net sales	$170,911	$139,118	$684,563	$637,341
Settlement agreement	—	—	—	(4,000)
Total net sales	$170,911	$139,118	$684,563	$633,341
Cost of sales	96,226	72,503	363,729	300,030
Amortization of intangibles	8,157	7,737	32,128	32,098
Gross profit	66,528	58,878	288,706	301,213
Operating expenses:
Research and development expenses	8,335	11,423	29,196	42,073
Selling, general, and administrative expenses	20,553	16,519	82,196	73,477
Acquisition and integration-related expenses	—	291	83	3,965
Restructuring expenses	4,078	1,836	7,061	7,168
Loss on sale of intangible asset	—	—	15,514	—
Asset impairment charges	24,960	—	24,960	88,084
Total operating expenses	57,926	30,069	159,010	214,767
Operating income	8,602	28,809	129,696	86,446
Other income (loss):
Investment income	545	683	4,753	3,768
Interest expense	(21,194)	(20,720)	(85,634)	(89,420)
Other	(195)	54	2,278	(244)
Total other loss	(20,844)	(19,983)	(78,603)	(85,896)
Income (loss) before income tax	(12,242)	8,826	51,093	550
Income tax expense (benefit)	(883)	3,100	22,403	1,097
Net income (loss)	(11,359)	5,726	28,690	(547)
Less: Net income attributable to noncontrolling interest	—	—	—	34
Net income (loss) attributable to Lannett Company, Inc.	$(11,359)	$5,726	$28,690	$(581)

Earnings (loss) per common share attributable to Lannett Company, Inc.:
Basic	$(0.30)	$0.16	$0.77	$(0.02)
Diluted	$(0.30)	$0.15	$0.75	$(0.02)

Weighted average common shares outstanding:
Basic	37,315,567	36,892,902	37,127,306	36,812,524
Diluted	37,315,567	37,779,354	38,162,514	36,812,524

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended June 30, 2018

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Net income attributable to noncontrolling interest	Net income (loss) attributable to Lannett Company, Inc.	Diluted earnings (loss) per share (h)
GAAP Reported	$170,911	$96,226	$8,157	$66,528	39%	$8,335	$20,553	$—	$4,078	$24,960	$8,602	$(20,844)	$(12,242)	$(883)	$(11,359)	$—	$(11,359)	$(0.30)
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(8,157)	8,157		—	—	—	—	—	8,157	—	8,157	—	8,157	—	8,157
Restructuring expenses (c)	—	—	—	—		—	—	—	(4,078)	—	4,078	—	4,078	—	4,078	—	4,078
Asset impairment charges (d)	—	—	—	—		—	—	—	—	(24,960)	24,960		24,960	—	24,960	—	24,960
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	—	4,557	4,557	—	4,557	—	4,557
Other (f)	—	—	—	—		—	(3,188)	—	—	—	3,188	—	3,188	—	3,188	—	3,188
Tax adjustments (g)	—	—	—	—		—	—	—	—	—	—	—	—	10,443	(10,443)	—	(10,443)

Non-GAAP Adjusted	$170,911	$94,891	$—	$76,020	44%	$8,335	$17,365	$—	$—	$—	$50,320	$(16,287)	$34,033	$9,560	$24,473	$—	$24,473	$0.64

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude expenses associated with the Cody Restructuring Plan and, to a lesser extent, the 2016 Restructuring Plan
(d)

To exclude asset impairment charges primarily related to the Cody Restructuring Plan, and to a lesser extent, the consolidation of manufacturing activities with respect to plant-related assets located at the Company’s Townsend Road facility

(e)	To exclude non-cash interest expense associated with debt issuance costs
(f)	To primarily exclude separation benefits associated with the former Senior Vice President of Sales as well as other employees
(g)	The tax effect of the pre-tax adjustments included at applicable tax rates
(h)	The weighted average share number for the three months ended June 30, 2018 is 37,315,567 and 38,285,208 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended June 30, 2017

	Total net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (g)
GAAP Reported	$139,118	$72,503	$7,737	$58,878	42%	$11,423	$16,519	$291	$1,836	$28,809	$(19,983)	$8,826	$3,100	$5,726	$—	$5,726	$0.15
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(7,737)	7,737		—	(365)	—	—	8,102	—	8,102	—	8,102	—	8,102
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(291)	—	291	—	291	—	291	—	291
Restructuring expenses (d)	—	—	—	—		—	—	—	(1,836)	1,836	—	1,836	—	1,836	—	1,836
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,743	4,743	—	4,743	—	4,743
Tax adjustments (f)	—	—	—	—		—	—	—	—	—	—	—	6,899	(6,899)	—	(6,899)

Non-GAAP Adjusted	$139,118	$71,168	$—	$67,950	49%	$11,423	$16,154	$—	$—	$40,373	$(15,240)	$25,133	$9,999	$15,134	$—	$15,134	$0.40

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)	The tax effect of the pre-tax adjustments included at applicable tax rates
(g)	The weighted average share number for the three months ended June 30, 2017 is 37,779,354 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(In thousands, except percentages, share and per share data)

Twelve months ended June 30, 2018

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Loss on sale of intangible asset	Asset impairment charges	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Net income attributable to noncontrolling interest	Net income attributable to Lannett Company, Inc.	Diluted earnings per share (k)
GAAP Reported	$684,563	$363,729	$32,128	$288,706	42%	$29,196	$82,196	$83	$7,061	$15,514	$24,960	$129,696	$(78,603)	$51,093	$22,403	$28,690	$—	$28,690	$0.75
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(5,340)	—	5,340		—	—	—	—	—	—	5,340	—	5,340	—	5,340	—	5,340
Amortization of intangibles (b)	—	—	(32,128)	32,128		—	(582)	—	—	—	—	32,710	—	32,710	—	32,710	—	32,710
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(83)	—	—	—	83	—	83	—	83	—	83
Restructuring expenses (d)	—	—	—	—		—	—	—	(7,061)	—	—	7,061	—	7,061	—	7,061	—	7,061
Loss on sale of intangible asset (e)	—	—	—	—		—	—	—	—	(15,514)	—	15,514	—	15,514	—	15,514	—	15,514
Asset impairment charges (f)	—	—	—	—		—	—	—	—	—	(24,960)	24,960	—	24,960	—	24,960	—	24,960
Non-cash interest (g)	—	—	—	—		—	—	—	—	—	—	—	20,213	20,213	—	20,213	—	20,213
Litigation settlement gain (h)	—	—	—	—		—	—	—	—	—	—	—	(3,500)	(3,500)	—	(3,500)	—	(3,500)
Other (i)	—	—	—	—		—	(10,593)	—	—	—	—	10,593	—	10,593	—	10,593	—	10,593
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	—	—	—	23,421	(23,421)	—	(23,421)

Non-GAAP Adjusted	$684,563	$358,389	$—	$326,174	48%	$29,196	$71,021	$—	$—	$—	$—	$225,957	$(61,890)	$164,067	$45,824	$118,243	$—	$118,243	$3.10

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan and Cody Restructuring Plan
(e)	To exclude a loss realized on a sale of an intangible asset
(f)

To exclude asset impairment charges primarily related to the Cody Restructuring Plan, and to a lesser extent, the consolidation of manufacturing activities with respect to plant-related assets located at the Company’s Townsend Road facility

(g)	To exclude non-cash interest expense primarily associated with debt issuance costs
(h)	To exclude a settlement gain associated with patent litigation
(i)

To primarily exclude separation benefits associated with the former Chief Executive Officer and former Senior Vice President of Sales as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(j)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(k)	The weighted average share number for the twelve months ended June 30, 2018 is 38,162,514 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(In thousands, except percentages, share and per share data)

Twelve months ended June 30, 2017

																Net income	Net income (loss)	Diluted
								Acquisition and		Asset			Income	Income		attributable to	attributable to	earnings
	Total net	Cost of	Amortization		Gross	R&D	SG&A	integration-	Restructuring	impairment	Operating	Other	before	tax	Net income	noncontrolling	Lannett	(loss) per
	sales	sales	of intangibles	Gross Profit	Margin %	expense	expense	related expenses	expenses	charges	income	income (loss)	income tax	expense	(loss)	interest	Company, Inc.	share (k)
GAAP Reported	$633,341	$300,030	$32,098	$301,213	48%	$42,073	$73,477	$3,965	$7,168	$88,084	$86,446	$(85,896)	$550	$1,097	$(547)	$34	$(581)	$(0.02)
Adjustments:
Settlement agreement (a)	4,000	—	—	4,000		—	—	—	—	—	4,000	—	4,000	—	4,000	—	4,000
Depreciation of Fixed Assets step-up (b)	—	(4,410)	—	4,410		—	—	—	—	—	4,410	—	4,410	—	4,410	—	4,410
Amortization of Inventory step-up (c)	—	(1,938)	—	1,938		—	—	—	—	—	1,938	—	1,938	—	1,938	—	1,938
Amortization of intangibles (d)	—	—	(32,098)	32,098		—	(1,460)	—	—	—	33,558	—	33,558	—	33,558	—	33,558
Acquisition and integration-related expenses (e)	—	—	—	—		—	—	(3,965)	—	—	3,965	—	3,965	—	3,965	—	3,965
Restructuring expenses (f)	—	—	—	—		—	—	—	(7,168)	—	7,168	—	7,168	—	7,168	—	7,168
Asset impairment charges (g)	—	—	—	—		—	—	—	—	(88,084)	88,084	—	88,084	—	88,084	—	88,084
Non-cash interest (h)	—	—	—	—		—	—	—	—	—	—	20,704	20,704	—	20,704	—	20,704
Other (i)	—	—	—	—		—	(715)	—	—	—	715	—	715	—	715	—	715
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	—	—	56,094	(56,094)	—	(56,094)

Non-GAAP Adjusted	$637,341	$293,682	$—	$343,659	54%	$42,073	$71,302	$—	$—	$—	$230,284	$(65,192)	$165,092	$57,191	$107,901	$34	$107,867	$2.86

(a)	Relates to an adjustment to the Fiscal 2016 settlement agreement with a former customer
(b)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")
(c)	Relates to amortization of a fair value step-up in inventory related to the acquisition of KUPI
(d)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(e)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(f)	To exclude expenses associated with the 2016 Restructuring Plan
(g)	To exclude impairment charges related to certain intangible assets acquired as part of the KUPI acquisition
(h)	To exclude non-cash interest expense primarily associated with debt issuance costs
(i)	Primarily relates to separation expenses associated with a former employee
(j)	The tax effect of the pre-tax adjustments included at applicable tax rates
(k)	The weighted average share numbers for the twelve months ended June 30, 2017 are 36,812,524 and 37,695,061 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

Fiscal Year 2019 Guidance
Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$580 - $610	—		$580 - $610
Gross margin percentage	38.0% - 39.0%	6%	(a)	44.0% to 45.0%
R&D expense	$28 - $32	—		$28 - $32
SG&A expense	$63 - $66	—		$63 - $66
Integration and Restructuring-related expense	$7 - $8	($7 - $8)	(b)	—
Interest expense	$81 - $83	($18)	(c)	$63 - $65
Effective tax rate	22% to 23%	—		22% to 23%
Capital expenditures	$30 - $35	—		$30 - $35

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) The adjustment reflects expenses related to the Cody Restructuring Plan and 2016 Restructuring Plan as well as depreciation of previously capitalized costs related to the integration of KUPI into the combined Company’s ERP system

(c) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

Note: As previously disclosed in the Company’s Form 8-K filed on August 23, 2018, the Company will perform an analysis to determine the potential for impairment of its goodwill and certain long-lived assets as a result of the nonrenewal of the JSP agreement in the first quarter of Fiscal 2019.  The Company believes that the impairment assessment will likely result in a material impairment of its goodwill, which is not included in the Company’s GAAP guidance above because at this time the Company cannot estimate the amount or a reasonable range of amounts of such impairment.  Any impairment would result in a noncash charge to GAAP earnings in the first quarter of Fiscal 2019; any such charge will not affect the Fiscal 2019 Non-GAAP guidance amounts.

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Twelve months ended
(in thousands)	June 30,		June 30,
Medical Indication	2018	2017	2018	2017
Antibiotic	$3,807	$3,701	$14,509	$16,748
Anti-Psychosis	12,430	11,506	59,557	58,625
Cardiovascular	24,056	11,143	64,011	50,628
Central Nervous System	7,652	7,423	31,789	39,451
Gallstone	4,605	11,135	20,280	48,600
Gastrointestinal	14,123	15,418	60,294	71,887
Glaucoma	833	2,800	6,540	18,763
Migraine	10,627	6,948	54,015	29,014
Muscle Relaxant	3,187	3,427	13,496	13,636
Pain Management	4,553	6,003	23,036	26,135
Respiratory	1,690	1,090	7,891	10,516
Thyroid Deficiency	59,945	43,738	245,929	174,005
Urinary	2,790	2,281	8,661	14,695
Other	16,549	10,328	54,720	47,196
Contract manufacturing revenue	4,064	2,177	19,835	17,442
Net Sales	170,911	139,118	684,563	637,341
Settlement agreement	—	—	—	(4,000)
Total Net Sales	$170,911	$139,118	$684,563	$633,341